Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-231925) of Talos Energy Inc. and in the related Prospectus;
(2)
Registration Statement (Form S-3 No. 333-248754) of Talos Energy Inc. and in the related Prospectus;
(3)
Registration Statement (Form S-3 No. 333-255489) of Talos Energy Inc. and in the related Prospectus;
(4)
Registration Statement (Form S-3 No. 333-265589) of Talos Energy Inc. and in the related Prospectus;
(5)
Registration Statement (Form S-3 No. 333-271232) of Talos Energy Inc. and in the related Prospectus;
(6)
Registration Statement (Form S-3 No. 333-277867) of Talos Energy Inc. and in the related Prospectus;
(7)
Registration Statement (Form S-8 No. 333-225058) pertaining to the Talos Energy Inc. Long Term Incentive Plan;
(8)
Registration Statement (Form S-8 No. 333-256554) pertaining to the Talos Energy Inc. 2021 Long Term Incentive Plan; and
(9)
Registration Statement (Form S-8 No. 333-281398) pertaining to the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

of our report with respect to the consolidated financial statements and the financial statement schedule of Talos Energy Inc. dated February 28, 2024, except for the effect of the material weaknesses described in the second paragraph of the Opinion on the Financial Statements of that report, as to which the date is November 12, 2024, and our report with respect to the effectiveness of internal control over financial reporting of Talos Energy Inc. dated February 28, 2024, except for the effect of the material weaknesses described in the third paragraph of that report, as to which the date is November 12, 2024, included in this Form 10-K/A.

/s/ Ernst & Young LLP

Houston, Texas

November 12, 2024